UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2010

FMC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-2376	94-0479804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 299-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2010, FMC Corporation (the “Company”) announced the resignation of Theodore H. Butz, Vice-President and General Manager of the Specialty Chemicals Group of the Company. From January 1, 2010 through February 28, 2011 (the “Termination Date”), Mr. Butz will perform such non-executive duties as may be assigned to him. In connection with Mr. Butz’s resignation, the Company entered into a Transition Agreement (the “Transition Agreement”) with Mr. Butz on December 22, 2010.

Pursuant to the Transition Agreement and consistent with the Company’s Executive Severance Guidelines, Mr. Butz will receive the following payments and benefits following the cessation of his employment:

(a) a cash lump-sum severance payment of $732,728.70, payable on March 15, 2011;

(b) continued group health coverage for Mr. Butz and his eligible dependents for one year;

(c) payments under the Company’s performance-based cash incentive program based on actual corporate performance during the relevant performance periods, pro-rated in each case to reflect Mr. Butz’s employment for less than the entire performance period;

(d) continued vesting of the stock option granted to Mr. Butz on February 19, 2009 for one year following the Termination Date;

(e) survival, for one year following the Termination Date, of any other stock options held by Mr. Butz to the extent vested as of the Termination Date;

(f) pro-rata vesting of any restricted stock units (“RSUs”) held by Mr. Butz to reflect his employment for less than the otherwise applicable vesting period; and

(g) allowances for executive outplacement, legal and financial and tax planning services.

In consideration for the payments and benefits described above, Mr. Butz agreed to a general release of claims against the Company, to customary confidentiality, cooperation and non-disparagement provisions and to a non-competition covenant that will continue for 12 months after cessation of his employment.

The description of the material terms of the Transition Agreement above is subject to the full terms and conditions of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this Current Report on Form 8-K:

10.1	Transition Agreement by and between Theodore Butz and FMC Corporation, dated December 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Corporation

Date: December 22, 2010	By:	/S/ W. KIM FOSTER
	Name:	W. KIM FOSTER
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Transition Agreement by and between Theodore Butz and FMC Corporation, dated December 22, 2010.